SCHEDULE 14C INFORMATION
                Information Statement Pursuant to Section 14 (c)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)

Check the appropriate box:

     [X]  Preliminary Information Statement

     [_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

     [_]  Definitive Information Statement


                               EVANS SYSTEMS, INC.
                  --------------------------------------------
                  (Name of Registrant As Specified In Charter)


Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          1)   Title of each class of securities to which transaction applies:

          2)   Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4)   Proposed maximum aggregate value of transaction:

          5)   Total fee paid:


[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

          2)   Form, Schedule or Registration Statement No:

          3)   Filing Party:

          4)   Date Filed:

                 THIS INFORMATION STATEMENT IS BEING PROVIDED TO
                  YOU BY THE BOARD OF DIRECTORS OF THE COMPANY
                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY



                               EVAN SYSTEMS, INC.
                               102 SOUTH MECHANIC
                                   PO BOX 550
                              EL CAMPO, TEXAS 77437





                              INFORMATION STATEMENT








                                   May 09, 2005

                               GENERAL INFORMATION


This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $.0001 per share (the "Common Stock"), of Evans Systems, Inc., a Texas Corporation (the "Company"), to notify such Stockholders that on or about May 9, 2006 the Company received written consents in lieu of a meeting of Stockholders from holders of 7,537,034 shares representing approximately 52.23% of the 14,430,196 shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving the Amended Articles of Incorporation of the Company (the "Amendment"), pursuant to which the maximum number of shares of stock that the Company shall be authorized to have outstanding at any time shall be increased to three hundred million (300,000,000) shares of common stock at par value of $0.001 and (ii) complete a 1-for-10 reverse stock split of our Common Stock. On April 11, 2006, the Board of Directors of the Company approved the Amendment, subject to Stockholder approval. The Majority Stockholders approved the Amendment by written consent in lieu of a meeting on May 9, 2006 in accordance with the Texas Statutes. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.





     WE ARE  NOT  ASKING  YOU FOR A PROXY  AND YOU ARE  REQUESTED  NOT TO SEND A
PROXY.













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



     The Amendment to the Company's Certificate of Incorporation amended the number of shares of stock that the Company shall be authorized to have outstanding at any time shall be (i) three hundred million (300,000,000) shares of common stock at par value of $0.001 with no preemptive rights . The form of Certificate of Amendment that will be filed with the Texas Secretary of State is attached hereto as Exhibit A.

     The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on May 19, 2006, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

     You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Texas or become effective until at least 20 calendar days after the mailing of this Information Statement.

     This Information Statement is being mailed on or about May 22, 2006 to all Stockholders of record as of the Record Date.


                             ADDITIONAL INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

     The following documents as filed with the Commission by the Company are incorporated herein by reference:

     1. Quarterly Reports on Form 10-QSB for the quarters ended December 31, 2005; June 30, 2005 and March 31, 2005.

     2.   Annual Report on Form 10-KSB for the year ended September 30, 2005.









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



                          OUTSTANDING VOTING SECURITIES


     As of the date of the Consent by the Majority Stockholders, May 9, 2006, the Company had 10,430,196 shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

     On May 9, 2006, the holders of 7,537,034 shares (or approximately 52.23% of the 14,430,196 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the Amendment. Since the Amendment has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

     The Texas Statutes provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following information table sets forth certain information regarding the Company's common stock owned on May 9, 2006 by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

                                             Amount of   Nature of     Percent
 Name and address                            Ownership  Ownership (2)  of Class
-------------------------------------------  ---------  ------------- ---------
Mauritz & Couey,
P.O. Box 550, El Campo, TX 77437             3,085,000       4           21.4%

Blair R. Couey,
P.O. Box 550, El Campo, TX 77437             3,085,000       5           21.4%

Randy Clapp,
P.O. Box 550, El Campo, TX 77437             3,085,000       6           21.4%

All executive officers
and directors as a group                     3,085,000                   21.4%

Gilbert W. Smith Family Partnership, Ltd.
PO Box 568, Huntsville, TX  77342            1,333,333       7            9.24%

Skelly Strong, Jr.
1214 Sam Houston, Suite 4,
 Huntsville, TX 77340                        1,333,334       7            9.24%

     1. Unless otherwise indicated, the address of each beneficial owner is c/o the Company, P.O. Box 550, El Campo, Texas 77437.

     2. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act ("Rule 13d-3") and unless otherwise indicated, represents shares of which the beneficial owner has sole voting and investment power.

     3. The percentage of class is calculated in accordance with Rule 13d-3 and assumes that the beneficial owner has exercised any options or other rights to subscribe which are execrable within sixty (60) days and that no other options or rights to subscribe have been exercised by anyone else.

     4. Mauritz & Couey, a Texas General Partnership, is controlled by 8 Texas Corporations (Ross Couey Corporation, T.N & S.E. Mauritz Corporation, M.O.W. Corporation, Clapp Investments, Inc., Loli, Inc., Schiurring Interests, Inc, Coastal Commodities, Inc. and Maurco Corporation).

     5. Includes 3,085,000 shares held by Mauritz & Couey, of which Blair Couey claims beneficial ownership.

     6. Includes 3,085,000 shares held by Mauritz & Couey, of which Randy Clapp claims beneficial ownership.

     7. The 4,000,000 in warrants held by Tom Cain and by Cain, Smith & Strong II, LP have been released and are now void. A total of 4,000,000 shares have been issued to various individuals pursuant to a note conversion by Cain, Smith & Strong II, LP on April 11, 2006 at an exercise price of $.05 per share, paid to the Company by secured debt reduction.


                         DISSENTER'S RIGHTS OF APPRAISAL


     The Stockholders have no right under the Texas Statutes, the Company's articles of incorporation consistent with above or By-Laws to dissent from any of the provisions adopted in the Amendments.


             AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO
            INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.


     The Company's Articles of Incorporation, as amended (the "Articles of Incorporation") authorizes the maximum number of shares outstanding at any time shall be fifteen million (15,000,000) shares of Common Stock, $.0001 par value. On April 11, 2006, the Board of Directors approved an amendment to the Articles of Incorporation to authorize three hundred million (300,000,000) shares of Common Stock. The Board of Directors is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock. On May 9, 2006, 2005, the holders of a majority of the outstanding shares of Common Stock approved the amendment by written consent.

     The general purpose and effect of the amendment to the Company's Articles of Incorporation is to authorize 285,000,000 additional shares of Common Stock. The Board of Directors believes that it is prudent to have the new class of Common Stock available for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. Specifically, the increase in authorized shares is necessary based upon the recent financing completed by the Company. When the Board of Directors deem it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

     This new class of Common Stock could have an anti-takeover effect. If the Company's Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.


                    APPROVAL OF 1-FOR-10 REVERSE STOCK SPLIT

General

     The 1-for-10 reverse stock split of our Common Stock was adopted, subject to stockholder approval, by the Company's Board of Directors on April 11, 2006. Upon the effectuation of this reverse stock split, each ten (10) shares of our Common Stock will be converted automatically into one (1) share of Common Stock. To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of a fractional share.

     Shareholder approval for a reverse stock split of the Company's common stock is valid for one year following the date of such approval. If no such reverse stock split is effectuated for the one year following May 9, 2006, the Company will be required to present the matter to the shareholders again for approval prior to effectuating the reverse stock split.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL BECOME EFFECTIVE AS OF THE DATE APPROVED BY NASDAQ MARKET INTEGRITY. THE BOARD WILL HAVE ONE YEAR FROM THE DATE HEREOF TO DECLARE THE REVERSE STOCK SPLIT. HOWEVER, UPON EFFECTUATION, THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

Purpose and Material Effects of the Reverse Stock Split

     The Board of Directors had proposed the Reverse Stock Split as one method to attract business opportunities in the Company. When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company.

     We believe that, upon effectuation, the Reverse Stock Split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of a reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after a reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

     Upon effectuation, the reverse split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, an additional share will be issued to all holders of a fractional share. The principal effect of a reverse split is that the number of shares of Common Stock issued and outstanding will be reduced proportionately with the reverse split. The number of authorized shares of Common Stock is not affected.

     The reverse split will not affect the par value of our Common Stock. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to up to one-tenth of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

     The reverse split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to the cancellation of fractional shares. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

     Stockholders should recognize that they will own a fewer number of shares than they presently own. While we expect that upon effectuation the reverse split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the reverse split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.


                  EFFECTIVE DATE OF AMENDMENT AND REVERSE SPLIT


     Pursuant to Rule 14c-2 under the Exchange Act, the filing of the Amendment to the Certificate of Incorporation with the Texas Secretary of State or the effective date of such filing and the effectuation of the reverse split shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on May 29, 2006.

By Order of the Board of Directors

/s/ Blair R. Couey
-----------------------------------
Blair R. Couey
President, Chief Executive Officer
& Director

                                   EXHIBIT A

 Form 404                                               This space reserved
 (revised 9/05)                                          for office use.
-------------------------       [GRAPHIC OMITTED]

 Return in duplicate to:

Secretary of State
P.O. Box 13697                  Articles of Amendment
Austin, TX 78711-3697           Pursuant to Article 4.04,
512-463-5555                    Texas Business
FAX: 512/463-5709               Corporation Act
Filing Fee: $150
--------------------------------------------------------------------------------


                                 Article 1 -Name

The name of the corporation is as set forth below:

                              EVANS SYSTEMS, INC.

     State the name of the entity as it is currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name in Article 1.

     The filing number issued to the  corporation  by the secretary of state is:
25279000


                             Article 2--Amended Name

     (If the purpose of the articles of amendment is to change the name of the corporation, then use the following statement) The amendment changes the articles of incorporation to change the article that names the corporation. The article in the Articles of Incorporation is amended to read as follows:

     The name of the corporation is (state the new name of the corporation below) The name of the entity must contain an organizational designation or accepted abbreviation of such term. The name must not be the same as, deceptively similar to, or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for "name availability" is recommended.

           Article 3 -Amendment to Registered Agent/Registered Office

     The amendment  changes the articles of  incorporation to change the article
stating  the  registered  agent  and  the  registered   office  address  of  the
corporation. The article is amended to read as follows:


                      Registered Agent of the Corporation
            (Complete either A or B, but not both. Also complete C.)

[_] A. The registered agent is an organization (cannot be corporation named above) by the name of:

OR

[_] B. The registered agent is an individual resident of the state whose name is set forth below.

      First Name          MI              Last Name                   Suffix
--------------------------------------------------------------------------------



          Registered Office of the Corporation (Cannot be a P.O. Box.)

[_] C. The business address of the registered agent and the registered office address is:

Street Address                         City             State          Zip Code
--------------------------------------------------------------------------------
                                                          TX

            Article 4 - Other Altered, Added, or Deleted Provisions

Other changes or additions to the articles of incorporation may be made in the space provided below. If the space provided is insufficient to meet your needs, you may incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area
 (The attached addendum, if any, is incorporated herein by reference.)

--------------------------------------------------------------------------------
         The Company is increasing  its shares of  authorized  common stock to  300,000,000  shares of common  stock,  $0.001  par value.
--------------------------------------------------------------------------------


                        Article 5--Statement of Approval

The amendments to the articles of incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the corporation.

                             EFFECTIVENESS OF FILING

[_] A. This document will become effective when the document is filed by the secretary of state.

OR

[_] B. This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is _____________________


                                    EXECUTION

The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

----------------
         Date

                        --------------------------------------------------------
                                                 Signature of Authorized Officer














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